Exhibit 99.1

Skullcandy Board of Directors Determines Revised Proposal from Mill Road Capital Management at $6.35 per Share is Superior to Incipio Transaction

Park City, Utah, August 18, 2016 – Skullcandy, Inc. (NASDAQ:SKUL), which creates world-class audio experiences through its Skullcandy® and Astro Gaming® brands, announced that, on August 17, 2016, Skullcandy received a written proposal from Mill Road Capital Management LLC (“Mill Road”) to acquire Skullcandy for $6.35 per share in cash (the “August 17 Mill Road Proposal”). Later that day, on August 17, 2016, Skullcandy’s Board of Directors (the “Skullcandy Board”), after consultation with its outside legal counsel and financial advisors, determined that the August 17 Mill Road Proposal constitutes a “Superior Proposal” as defined in Skullcandy’s previously announced definitive merger agreement, as amended (the “Incipio Agreement”), with Incipio, LLC (“Incipio”).

As part of the August 17 Mill Road Proposal, Mill Road delivered to Skullcandy a draft merger agreement that is not subject to due diligence or financing conditions and is on substantively the same terms as the Incipio Agreement and the prior unsolicited proposal from Mill Road dated August 15, 2016, other than the increased price. Mill Road indicated that it has received the approval of its proposed debt financing sources in connection with the August 17 Mill Road Proposal, and Mill Road delivered into escrow its signature pages to the proposed merger agreement.

Also on August 17, 2016, pursuant to the terms of the Incipio Agreement, Skullcandy delivered notice to Incipio of the Skullcandy Board’s determination and intention, at or after 12:00 a.m., Eastern Time, on August 23, 2016, to terminate the Incipio Agreement and change its recommendation to Skullcandy’s stockholders to recommend the August 17 Mill Road Proposal, subject to Incipio’s rights pursuant to the Incipio Agreement to negotiate with and make revised proposals to Skullcandy during that period.

There can be no assurance that the August 17 Mill Road Proposal will ultimately lead to a transaction between Mill Road and Skullcandy or that Incipio will propose any adjustments to the Incipio Agreement. The Skullcandy Board has not changed its recommendation that Skullcandy stockholders tender their shares pursuant to the offer by Powder Merger Sub, Inc., a wholly owned subsidiary of Incipio, nor has it made any recommendation with respect to the August 17 Mill Road Proposal.

About Skullcandy, Inc.

Skullcandy, Inc. creates world-class audio experiences through its Skullcandy® and Astro Gaming® brands. Founded at the intersection of music, sports, technology and creative culture, the Skullcandy brand creates world-class audio and gaming products for the risk takers, innovators, and pioneers who inspire us all to live life at full volume. From new innovations in the science of sound and human potential, to collaborations with up-and-coming musicians and athletes, Skullcandy lives by its mission to inspire life at full volume through forward-thinking technologies and ideas, and leading edge design and materialization. Astro Gaming creates premium video gaming equipment for professional gamers, leagues, and gaming enthusiasts. Astro Gaming was founded in the pits of competitive gaming and has become synonymous with pinnacle gaming experiences. Skullcandy and Astro Gaming products are sold and distributed through a variety of channels around the world from Skullcandy’s global locations in Park City, San Francisco, Tokyo, Zurich, Mexico City, and Shanghai, as well as through partners in some of the most important culture, sports, and gaming hubs in the world. The Skullcandy brand website can be found at http://www.skullcandy.com. The Astro Gaming website can be found at http://www.astrogaming.com.

Cautions regarding Forward-Looking Statements

The statements included in this press release that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements and are based on Skullcandy’s current beliefs and expectations. These forward-looking statements include, but are not limited to, statements related to the consummation of the tender offer and the merger as well as any benefits of the acquisition by Incipio of Skullcandy. These forward-looking statements are based on information available to us as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond our control. In particular, such risks and uncertainties include, but are not limited to: the risk that one or more closing conditions to the transaction may not be satisfied or waived, on a timely basis or otherwise; the unsuccessful completion of the tender offer; the risk that the transaction does not close when anticipated, or at all, including the risk that the requisite regulatory approvals may not be obtained; matters arising in connection with the parties’ efforts to comply with and satisfy applicable regulatory approvals and closing conditions relating to the transaction; there may be a material adverse change of Skullcandy or its business may suffer as a result of uncertainty surrounding the transaction; the transaction may involve unexpected costs, liabilities or delays; the adverse impact of competitive product announcements; revenues and operating performance; changes in overall economic conditions and markets, including the current credit markets; changes in demand for our products; changes in inventories at customers and distributors; technological and product development risks; availability of raw materials; competitors’ actions; pricing and gross margin pressures; loss of key customers; order cancellations or reduced bookings; control of costs and expenses; significant litigation, including with respect to intellectual property matters; risks associated with acquisitions and dispositions; risks associated with international operations including foreign employment and labor matters associated with unions and collective bargaining agreements; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; changes in generally accepted accounting principles; risks related to new legal requirements; risks and costs associated with increased and new regulation of corporate governance and disclosure standards; and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in Skullcandy’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of Skullcandy’s filings with the Securities and Exchange Commission. These forward-looking statements are as of the date hereof and should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made. For additional information, visit Skullcandy’s corporate website, www.skullcandy.com, or for official filings visit the Securities and Exchange Commission (“SEC”) website, www.sec.gov.

Notice to Investors

This news release and the description contained herein is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares of Skullcandy. Incipio and its wholly-owned subsidiary, Powder Merger Sub, Inc. (“Purchaser”), have filed with the SEC a Tender Offer Statement on Schedule TO containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer, and Skullcandy has filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Skullcandy, Purchaser and Incipio mailed these documents to the stockholders of Skullcandy. THESE DOCUMENTS, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER AND SKULLCANDY STOCKHOLDERS ARE URGED TO READ THEM CAREFULLY. Stockholders of Skullcandy may obtain a free copy of these documents and other documents filed by Skullcandy, Incipio or Purchaser with the SEC at the website maintained by the SEC at www.sec.gov. In addition, stockholders of Skullcandy may obtain a free copy of these documents by contacting Innisfree M&A Incorporated, the information agent for the tender offer, toll-free at (888) 750-5834.

Contact for Investors:

ICR

Brendon Frey

203-682-8200

Brendon.Frey@icrinc.com

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